Exhibit 12
                     U S WEST COMMUNICATIONS, INC.
                  RATIO OF EARNINGS TO FIXED CHARGES
                        (Dollars in Millions)
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

                                                   Quarter Ended
                                                 6/30/98   6/30/97
------------------------------------------      --------  --------
Income before income taxes                     $      454 $     571
Interest expense (net of amounts
  capitalized)                                         94        93
Interest factor on rentals (1/3)                       16        16
                                                --------   --------
Earnings                                       $      564 $     680

Interest expense                               $       99 $      98
Interest factor on rentals (1/3)                       16        16
                                                 --------   --------
Fixed charges                                  $      115 $     114

Ratio of earnings to fixed charges                   4.90      5.96
------------------------------------------       --------   --------



                                                  Six Months Ended
                                                 6/30/98   6/30/97
------------------------------------------       --------  --------
Income before income taxes                     $    1,061 $   1,135
Interest expense (net of amounts
  capitalized)                                        185       189
Interest factor on rentals (1/3)                       32        31
                                                 --------   --------
Earnings                                       $    1,278 $   1,355

Interest expense                               $      19  $     201
Interest factor on rentals (1/3)                       32        31
                                                 --------   --------
Fixed charges                                  $      22  $     232

Ratio of earnings to fixed charges                   5.61      5.84
------------------------------------------       --------  --------
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